Exhibit 99.1

Investor Contact
Stephen Pettibone
203-351-3500

One StarPoint Stamford, CT 06902 United States
Media Contact
KC Kavanagh
866-478-2777

STARWOOD REPORTS THIRD QUARTER

2015 RESULTS

STAMFORD, Conn. (October 28, 2015) – Starwood Hotels & Resorts Worldwide, Inc. (NYSE: HOT) today reported third quarter 2015 financial results.

Third Quarter 2015 Highlights

▪	Excluding special items, EPS from continuing operations was $0.74. Including special items, EPS from continuing operations was $0.53.
▪	Adjusted EBITDA was $294 million.
▪	Excluding special items, income from continuing operations was $125 million. Including special items, income from continuing operations was $88 million.
▪

Worldwide Systemwide REVPAR for Same-Store Hotels increased 5.4% in constant dollars (decreased 0.3% in actual dollars) compared to 2014.  Systemwide REVPAR for Same-Store Hotels in North America increased 5.3% in constant dollars (increased 3.6% in actual dollars).

▪	Management fees, franchise fees and other income increased 3.1% compared to 2014. Core fees increased 1.9% compared to 2014.
▪	Earnings from Starwood’s vacation ownership and residential business increased approximately $8 million compared to 2014.
▪	During the quarter, the Company signed 44 hotel management and franchise contracts, representing approximately 8,600 rooms and opened 27 hotels and resorts with approximately 4,800 rooms.
▪	During the quarter, the Company paid a quarterly dividend of $0.375 per share and repurchased 1.3 million shares at a total cost of $100 million and a weighted average price of $76.64 per share.
▪	During the quarter, the Company completed the sale of The Westin Excelsior Rome for gross cash proceeds of $251 million subject to a long-term management agreement.
▪

Today, the Company announced that it had entered into definitive agreements with Interval Leisure Group, Inc. (“Interval”) pursuant to which the Company’s vacation ownership business will be distributed on a pro rata basis to stockholders and immediately after will merge with a wholly-owned subsidiary of Interval. The transaction has a total value to Starwood of approximately $1.5 billion.

Third Quarter 2015 Earnings Summary

Starwood Hotels & Resorts Worldwide, Inc. (“Starwood” or the “Company”) today reported EPS from continuing operations for the third quarter of 2015 of $0.53 compared to $0.59 in the third quarter of 2014.  Excluding special items, EPS from continuing operations was $0.74 for the third quarter of 2015 compared to $0.66 in the third quarter of 2014.

Special items in the third quarter of 2015 consisted primarily of losses on asset dispositions and impairments of $46 million ($34 million after-tax) and restructuring and other special charges of $9 million ($7 million after-tax).  Special items in the third quarter of 2014 totaled a charge of $12 million (after-tax).  Excluding special items, the effective income tax rate in the third quarter of 2015 was 32.0% compared to 34.7% in the third quarter of 2014.

Income from continuing operations was $88 million in the third quarter of 2015, compared to $109 million in the third quarter of 2014.  Excluding special items, income from continuing operations was $125 million in the third quarter of 2015 compared to $121 million in the third quarter of 2014.

Net income was $88 million and $0.53 per share in the third quarter of 2015, compared to $109 million and $0.59 per share in the third quarter of 2014.

Adam Aron, Chief Executive Officer of the Company on an interim basis, said, “As we expected, the results for the completed third quarter were encouraging. Our performance is yet another indication that Starwood has been making progress on the sharply-focused strategy we launched in February 2015 to strengthen our brands, drive operational excellence, and accelerate the pace of our growth. Collectively these efforts have also yielded better growth in our new hotel signings, with rooms up 33% year-to-date through the end of the third quarter. These results on both operations and development give us optimism to have a bullish outlook for 2016 as well as the future of our brands and hotels.”

Nine Months Ended September 30, 2015 Earnings Summary

Income from continuing operations was $323 million in the nine months ended September 30, 2015 compared to $398 million in the same period in 2014.  Excluding special items, income from continuing operations was $378 million in the nine months ended September 30, 2015 compared to $390 million in the same period in 2014.  The decline in income from continuing operations primarily reflects the impact of the sales of ten hotels since the third quarter of 2014.

Net income was $323 million and $1.90 per share in the nine months ended September 30, 2015 compared to $399 million and $2.11 per share in the same period in 2014.

Adjusted EBITDA was $879 million in the nine months ended September 30, 2015 compared to $903 million in the same period in 2014.

Third Quarter 2015 Operating Results

Management and Franchise Revenues

Worldwide Systemwide REVPAR for Same-Store Hotels increased 5.4% in constant dollars (decreased 0.3% in actual dollars) compared to the third quarter of 2014.  International Systemwide REVPAR for Same-Store Hotels increased 5.5% in constant dollars (decreased 4.9% in actual dollars).

Changes in REVPAR for Worldwide Systemwide Same-Store Hotels by region:

	REVPAR
Region	Constant Dollars	Actual Dollars
Americas:
North America	5.3%	3.6%
Latin America	(5.6)%	(5.6)%
Asia Pacific:
Greater China	(2.6)%	(4.0)%
Rest of Asia	10.7%	(3.0)%
Europe, Africa & Middle East:
Europe	10.1%	(8.0)%
Africa & Middle East	5.9%	1.2%

Changes in REVPAR for Worldwide Systemwide Same-Store Hotels by brand:

	REVPAR
Brand	Constant Dollars	Actual Dollars
St. Regis/Luxury Collection	8.2%	(1.2)%
W Hotels	2.9%	(1.0)%
Westin	6.2%	1.1%
Sheraton	3.8%	(1.1)%
Le Méridien	6.0%	(2.7)%
Four Points by Sheraton	5.2%	(0.3)%
Aloft	10.2%	7.9%

Worldwide Same-Store Company-Operated gross operating profit margins increased approximately 30 basis points compared to 2014.  International gross operating profit margins for Same-Store Company-Operated properties increased approximately 30 basis points.  North American Same-Store Company-Operated gross operating profit margins increased approximately 25 basis points.

Management fees, franchise fees and other income were $263 million, up $8 million, or 3.1% compared to the third quarter of 2014.  Core fees increased 1.9% to $210 million.  Other management and franchise revenues increased 19.0% or $8 million.

Development

During the third quarter of 2015, the Company signed 44 hotel management and franchise contracts, representing approximately 8,600 rooms, of which 32 are new builds and 12 are conversions from other brands.  At September 30, 2015, the Company had approximately 510 hotels in the active pipeline representing approximately 113,000 rooms.

During the third quarter of 2015, 27 new hotels and resorts (representing approximately 4,800 rooms) entered the system, including The Gwen, a Luxury Collection Hotel, Chicago (Illinois, 300 rooms), St. Regis Mumbai (India, 335 rooms), The Grand Mansion, a Luxury Collection Hotel (China, 158 rooms), The Westin Austin Downtown (Texas, 366 rooms), and Great Northern Hotel, a Tribute Portfolio Hotel, London (England, 91 rooms). During the quarter, five properties (representing approximately 900 rooms) were removed from the system.

Owned Hotels

Worldwide REVPAR at Starwood Same-Store Owned Hotels increased 5.5% in constant dollars (decreased 2.6% in actual dollars) when compared to 2014.  REVPAR at Starwood Same-Store Owned Hotels in North America increased 4.7% in constant dollars (increased 1.8% in actual dollars).  Internationally, Starwood Same-Store Owned Hotel REVPAR increased 6.3% in constant dollars (decreased 7.2% in actual dollars).

Revenues at Starwood Same-Store Owned Hotels Worldwide increased 5.2% in constant dollars (decreased 2.8% in actual dollars) while costs and expenses increased 4.2% in constant dollars (decreased 3.1% in actual dollars) when compared to 2014.  Margins at these hotels increased approximately 20 basis points compared to 2014.

Revenues at Starwood Same-Store Owned Hotels in North America increased 5.6% in constant dollars (increased 2.9% in actual dollars) while costs and expenses increased 3.8% in constant dollars (increased 1.4% in actual dollars) when compared to 2014.  Margins at these hotels increased approximately 120 basis points compared to 2014.

Internationally, revenues at Starwood Same-Store Owned Hotels increased 4.8% in constant dollars (decreased 8.3% in actual dollars) while costs and expenses increased 4.6% in constant dollars (decreased 8.0% in actual dollars) when compared to 2014.  Margins at these hotels decreased approximately 30 basis points compared to 2014.

Revenues at Owned Hotels, which were negatively impacted by asset sales since the third quarter of 2014, were $312 million, compared to $393 million in 2014.  Expenses at Owned Hotels were $241 million compared to $308 million in 2014.

Vacation Ownership

Vacation ownership revenues for the three months ended September 30, 2015 increased 7.6%, to $169 million, compared to the corresponding period in 2014.  Originated contract sales of vacation ownership intervals increased 10.0% for the three months ended September 30, 2015, compared to the corresponding period in 2014, due to a 3.5% increase in the number of contracts signed and a 7.0% increase in the average price per vacation ownership unit sold to approximately $14,600.

Today, the Company announced that it had entered into an agreement with Interval and Vistana Signature Experiences, Inc., its wholly-owned subsidiary (“Vistana”), through a Reverse Morris Trust transaction pursuant to which, subject to the terms and conditions of certain definitive agreements, a wholly-owned subsidiary of Interval will acquire and then merge with and into Vistana. The transaction, which will follow an internal reorganization and spin-off of all of the issued and outstanding Vistana shares by Starwood to Starwood stockholders on a pro rata basis, has a total value to Starwood of approximately $1.5 billion. The transaction is expected to close in the second quarter of 2016, subject to customary closing conditions, including regulatory and Interval shareholder approvals.

Residential

During the third quarter of 2015, the Company’s residential revenues were $4 million compared to $2 million in 2014.

Selling, General, Administrative and Other

During the third quarter of 2015, selling, general, administrative and other expenses (“SG&A”) increased 6.3% to $102 million compared to $96 million in 2014, primarily due to an $11 million reserve for the potential funding of a performance guarantee at two hotels in Greece as a result of the economic crisis in Greece. This charge was partially offset by savings associated with the implementation of the Company’s previously announced cost savings initiatives and timing of expenses.  The Company continues to target a decrease of 2% to 4% for the full year based on additional cost saving initiatives.

Capital

Gross capital spending during the quarter included approximately $42 million of maintenance capital and $38 million of development capital.

Asset Sales

During the third quarter of 2015, the Company completed the sale of The Westin Excelsior Rome for gross cash proceeds of $251 million. The sale was completed subject to a long-term management agreement.  Year to date through September 30, 2015, the Company has received gross cash proceeds from asset sales of approximately $817 million.

Restructuring and Other Special Charges

During the third quarter of 2015, the Company recorded a $4 million restructuring credit primarily due to an $8 million reversal of a reserve as a result of the favorable resolution of a funding commitment associated with a vacation ownership project. This credit was partially offset by charges related to the Company’s previously announced cost savings initiatives. The Company also recorded $13 million of other special charges primarily consisting of costs associated with the planned spin-off of the Company’s vacation ownership business.

Dividend

On August 12, 2015, the Company declared a regular quarterly dividend of $0.375 per share, which was paid on September 25, 2015 to stockholders of record as of September 11, 2015.  The total dividends paid in the third quarter of 2015 were approximately $64 million. Year to date through September 30, 2015, the Company has paid approximately $192 million in total dividends.

Share Repurchase

In the third quarter of 2015, the Company repurchased 1.3 million shares at a total cost of approximately $100 million and a weighted average price of $76.64 per share.  As of September 30, 2015, approximately $501 million remained available under the Company’s share repurchase authorization.  Year to date through September 30, 2015, the Company has repurchased 4.1 million shares at a total cost of $328 million and an average price of $79.55.

Balance Sheet

At September 30, 2015, the Company had gross debt of $2.2 billion, cash and cash equivalents of $1.1 billion (including $22 million of restricted cash) and net debt of $1.1 billion, compared to net debt of $1.7 billion as of December 31, 2014, in each case excluding debt and restricted cash associated with securitized vacation ownership notes receivable.  Net debt at September 30, 2015, including $188 million of debt and $8 million of restricted cash associated with securitized vacation ownership notes receivable, was $1.3 billion.

Outlook

▪

The following outlook assumes the planned spin-off of the vacation ownership business occurs on December 31, 2015.  Transaction costs related to the planned spin-off are not included in full year SG&A guidance.

For the full year 2015:

▪	Adjusted EBITDA is expected to be approximately $1.180 billion to $1.195 billion (based on the assumptions below).
▪	REVPAR increases at Same-Store Systemwide Hotels Worldwide of 4% to 5% in constant dollars (approximately 450 basis points lower in actual dollars at current exchange rates).
▪	REVPAR increases at Same-Store Owned Hotels Worldwide of 5% to 7% in constant dollars (approximately 650 basis points lower in actual dollars at current exchange rates).
▪	Margins at Same-Store Owned Hotels Worldwide increase 50 to 100 basis points.
▪	Core fees approximately flat to up 1%.
▪	Management fees, franchise fees and other income are expected to be approximately down 1% to up 1%.
▪	Earnings from the Company’s vacation ownership and residential business of approximately $165 million to $170 million.
▪	SG&A decreases approximately 2% to 4%.
▪

Significant non-recurring items in 2014 Adjusted EBITDA include $35 million related to five large one-time termination fees received by the Company and $11 million from the St. Regis Bal Harbour residential project, which is sold out.

▪	Shifts in exchange rates since 2014 will negatively impact full year earnings by approximately $46 million if exchange rates stay at current levels.
▪	Depreciation and amortization is expected to be approximately $305 million.
▪	Interest expense is expected to be approximately $135 million.
▪	Full year effective tax rate is expected to be approximately 32%, and cash taxes from operating earnings are expected to be approximately $115 million.
▪	EPS before special items is expected to be approximately $2.96 to $3.02 (based on the assumptions above).
▪

Cash flow from operations is expected to be approximately $800 million to $900 million (based on the assumptions above).  Cash flow from operations includes vacation ownership investment in inventory expected to be approximately $155 million which includes approximately $80 million related to the development of the Westin Nanea Ocean Villas, the third phase of the Westin Ka’anapali Ocean Resort Villas.

▪

Full year capital expenditures (excluding vacation ownership inventory) are expected to be approximately $175 million for maintenance, renovation and technology.  In addition, in-flight investment projects and prior commitments for joint ventures and other investments are expected to total approximately $175 million.

For the three months ended December 31, 2015:

▪	Adjusted EBITDA is expected to be approximately $300 million to $315 million (based on the assumptions below).
▪	REVPAR increases at Same-Store Systemwide Hotels Worldwide of 3% to 5% in constant dollars (approximately 400 basis points lower in actual dollars at current exchange rates).
▪	REVPAR increases at Same-Store Owned Hotels Worldwide of 4% to 6% in constant dollars (approximately 525 basis points lower in actual dollars at current exchange rates).
▪	Core fees approximately flat.
▪	Management fees, franchise fees and other income are expected to be approximately down 1% to up 1%.
▪	Earnings from the Company’s vacation ownership and residential business of approximately $25 million to $30 million.
▪	Shifts in exchange rates since the fourth quarter of 2014 will negatively impact fourth quarter 2015 earnings by approximately $14 million if exchange rates stay at current levels.
▪	EPS is expected to be approximately $0.76 to $0.82 (based on the assumptions above).

For the full year 2016:

▪

At this point, the Company expects REVPAR at Same-Store Systemwide Hotels Worldwide to increase 4% to 6% in constant dollars.  Asset sales completed to date will reduce 2016 owned hotel earnings by approximately $38 million compared to full year 2015.

Special Items

The Company’s special items included a pre-tax charge of $55 million ($37 million after-tax) in the third quarter of 2015 compared to a pre-tax charge of $23 million ($12 million after-tax) in the same period of 2014.

The following represents a reconciliation of income from continuing operations before special items to income from continuing operations including special items (in millions, except per share data):

Three Months Ended			Nine Months Ended
September 30,			September 30,
2015	2014		2015	2014
$125	$121	Income from continuing operations before special items	$378	$390
$0.74	$0.66	EPS before special items	$2.22	$2.06
		Special Items
(9)	—	Restructuring and other special (charges) credits, net (a)	(63)	3
(46)	(22)	Loss on asset dispositions and impairments, net (b)	(32)	(55)
—	—	Gain on sale of an unconsolidated joint venture hotel (c)	4	—
—	(1)	Loss on early extinguishment of debt (d)	—	(1)
(55)	(23)	Total special items – pre-tax	(91)	(53)
15	8	Income tax benefit for special items (e)	28	7
3	3	Income tax benefit - other non-recurring items (f)	8	54
(37)	(12)	Total special items – after-tax	(55)	8
$88	$109	Income from continuing operations	$323	$398
$0.53	$0.59	EPS including special items	$1.90	$2.10

a)

During the three months ended September 30, 2015, the net charge primarily relates to costs of $10 million associated with the planned spin-off of the Company’s vacation ownership business and $3 million in costs related to the Company’s previously announced cost savings initiatives, partially offset by the reversal of an $8 million reserve as a result of the favorable resolution of a funding commitment associated with a vacation ownership project. During the nine months ended September 30, 2015, the net charge further includes $16 million in costs associated with the planned spin-off of the Company’s vacation ownership business, $15 million in severance costs, $12 million in costs associated with the Company’s previously announced cost savings initiatives, and a $6 million charge for technology-related costs and expenses that the Company no longer deems recoverable. During the nine months ended September 30, 2014, the net credit relates to a reversal of a reserve associated with a $3 million note receivable from a previous disposition.

b)

During the three months ended September 30, 2015, the net charge primarily relates to the impairment of an owned hotel of $31 million and a $12 million charge related to an obligation associated with a previous disposition.  During the nine months ended September 30, 2015, the net charge discussed above is partially offset by a benefit associated with the sale of a minority partnership interest in a hotel. During the three months ended September 30, 2014, the net loss primarily relates to a $13 million impairment charge associated with a wholly-owned hotel and a $7 million charge related to the termination of a leasehold interest in a hotel which is now franchised. During the nine months ended September 30, 2014, the net loss also includes the impairment of two hotels, one of which was sold subject to a long-term franchise contract and the other of which represents a leased hotel that was converted to a managed hotel.  In addition, during the nine months ended September 30, 2014, the Company recorded an impairment charge associated with one of its foreign unconsolidated joint ventures.

c)

During the nine months ended September 30, 2015, the net benefit relates to a gain recognized on the sale of a hotel by a joint venture in which the Company holds a minority interest.  This gain is included in the equity earnings and gains from unconsolidated ventures, net line item in the statement of income.

d)	During the three and nine months ended September 30, 2014, the net charge relates to the write-off of certain deferred financing costs associated with amending the Company’s revolving credit facility.
e)	During the three and nine months ended September 30, 2015 and 2014, the amounts primarily relate to the tax benefit on the pre-tax special items.
f)

During the three months ended September 30, 2015, the net benefit is primarily due to a provision to return adjustment.  During the nine months ended September 30, 2015, the net benefit further includes adjustments to tax reserves and the impacts of favorable tax law changes.  During the three months ended September 30, 2014, the net benefit primarily relates to provisions to return adjustments in prior years. During the nine months ended September 30, 2014, the net benefit also includes the recognition of $52 million for settlement of a foreign tax audit.

The Company has included the above supplemental information concerning special items to assist investors in analyzing Starwood’s financial position and results of operations.  The Company has chosen to provide this information to investors to enable them to perform meaningful comparisons of past, present and future operating results and as a means to emphasize the results of core ongoing operations.

Starwood will be conducting a conference call to discuss the third quarter financial results at 1:00 p.m. Eastern Daylight Time today, available via webcast on the Company’s website at http://www.starwoodhotels.com/corporate/about/investor/earnings.html. A webcast replay will be available on the corporate website a few hours after the live event on Wednesday, October 28 and will run for one year. Alternatively, participants may dial into the live call at (866) 921-0636 with conference ID 44844364. Outside the U.S., participants may dial into the live call at (706) 758-8764. Please dial in fifteen minutes early to ensure a timely start. A call replay will be available a few hours after the live event on Wednesday, October 28 and will run for one week; the call replay can be accessed by dialing (855) 859-2056 with conference ID 44844364. Outside the U.S., the call replay can be accessed at (404) 537-3406.

Definitions

All references to EPS, unless otherwise noted, reflect earnings per diluted share from continuing operations attributable to Starwood’s common stockholders.  All references to continuing operations, discontinued operations and net income reflect amounts attributable to Starwood’s common stockholders (i.e., excluding amounts attributable to noncontrolling interests).  All references to net capital expenditures mean gross capital expenditures for timeshare and fractional inventory net of cost of sales.  EBITDA represents net income before interest expense, taxes, depreciation and amortization.  The Company believes that EBITDA is a useful measure of the Company’s operating performance due to the significance of the Company’s long-lived assets and level of indebtedness.  EBITDA is a commonly used measure of performance in its industry which, when considered with GAAP measures, the Company believes gives a more complete understanding of the Company’s operating performance.  It also facilitates comparisons between the Company and its competitors.  The Company’s management has historically adjusted EBITDA (i.e., “Adjusted EBITDA”) when evaluating operating performance for the Company, as well as for individual properties or groups of properties, because the Company believes that the inclusion or exclusion of certain recurring and non-recurring items, such as restructuring and other special charges (credits) and gains and losses on asset dispositions and impairments, is necessary to provide the most accurate measure of core operating results and as a means to evaluate comparative results.  The Company’s management also uses Adjusted EBITDA as a measure in determining the value of acquisitions and dispositions and it is used in the annual budget process.  The Company has historically reported this measure to its investors and believes that the continued inclusion of Adjusted EBITDA provides consistency in its financial reporting and enables investors to perform more meaningful comparisons of past, present and future operating results and provides a means to evaluate the results of its core ongoing operations.  EBITDA and Adjusted EBITDA are not intended to represent cash flow from operations as defined by GAAP and such metrics should not be considered as an alternative to net income, cash flow from operations or any other performance measure prescribed by GAAP.  The Company’s calculation of EBITDA and Adjusted EBITDA may be different from the calculations used by other companies and, therefore, comparability may be limited.

All references to Owned or Owned Hotels reflect the Company’s owned, leased, and consolidated joint venture hotels.  All references to Same-Store Owned Hotels reflect the Company’s owned, leased and consolidated joint venture hotels, excluding condo hotels, hotels sold to date and hotels undergoing significant repositionings or for which comparable results are not available (i.e., hotels not owned during the entire periods presented or closed due to seasonality or natural disasters).  References to Company-Operated Hotel metrics (e.g., REVPAR) reflect metrics for the Company’s Owned and managed hotels.  References to Systemwide metrics (e.g., REVPAR) reflect metrics for the Company’s Owned, managed and franchised hotels.  REVPAR is defined as revenue per available room.  ADR is defined as average daily rate.

All references to revenues in constant dollars represent revenues excluding the impact of the movement of foreign exchange rates.  The Company calculates revenues in constant dollars by calculating revenues for the current year using the prior year’s exchange rates.  The Company uses this revenue measure to better understand the underlying results and trends of the business, excluding the impact of movements in foreign exchange rates.

All references to contract sales or originated sales reflect vacation ownership sales before revenue adjustments for percentage of completion accounting methodology.  All references to earnings from vacation ownership and residential represents operating income before depreciation expense.  All references to management and franchise revenues represent base and incentive fees, franchise fees, amortization of deferred gains resulting from the sales of hotels subject to long-term management contracts and termination fees.  All references to core fees represent total management and franchise fees.

Starwood Hotels & Resorts Worldwide, Inc. is one of the leading hotel and leisure companies in the world with more than 1,270 properties in some 100 countries and over 180,000 employees at its owned and managed properties. Starwood is a fully integrated owner, operator and franchisor of hotels, resorts and residences under the renowned brands: St. Regis®, The Luxury Collection®, W®, Westin®, Le Méridien®, Sheraton®, Four Points® by Sheraton, Aloft®, Element® and the recently introduced Tribute Portfolio™. The Company also boasts one of the industry’s leading loyalty programs, Starwood Preferred Guest (SPG®). Visit www.starwoodhotels.com for more information and stay connected @starwoodbuzz on Twitter and Instagram and facebook.com/Starwood. For more information, including reconciliations of non-GAAP financial measures to GAAP financial measures, please visit www.starwoodhotels.com or contact Investor Relations at (203) 351-3500.

Note: This press release contains forward-looking statements within the meaning of federal securities regulations.  Forward-looking statements are not guarantees of future performance and involve risks and uncertainties and other factors that may cause actual results to differ materially from those anticipated at the time the forward-looking statements are made.  Further results, performance and achievements may be affected by general economic conditions including the impact of war and terrorist activity, natural disasters, business and financing conditions (including the condition of credit markets in the U.S. and internationally), foreign exchange fluctuations, cyclicality of the real estate (including residential) and the hotel and vacation ownership businesses, operating risks associated with the hotel, vacation ownership and residential businesses, relationships with associates and labor unions, customers and property owners, the impact of the internet reservation channels, our reliance on technology, domestic and international political and geopolitical conditions, competition, governmental and regulatory actions (including the impact of changes in U.S. and foreign tax laws and their interpretation), travelers’ fears of exposure to contagious diseases, risk associated with the level of our indebtedness, risk associated with potential acquisitions and dispositions and the introduction of new brand concepts and other risks and uncertainties. These risks and uncertainties are presented in detail in our filings with the Securities and Exchange Commission.  There can be no assurance as to the development of future hotels in the Company’s pipeline or additional vacation ownership units.  Although we believe the expectations reflected in forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ.  We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Unaudited Consolidated Statements of Income

(In millions, except per share data)

Three Months Ended				Nine Months Ended
September 30,				September 30,
2015	2014	% Variance		2015	2014	% Variance
			Revenues
$312	$393	(20.6)	Owned, leased and consolidated joint venture hotels	$984	$1,171	(16.0)
173	159	8.8	Vacation ownership and residential sales and services	530	504	5.2
263	255	3.1	Management fees, franchise fees and other income	759	763	(0.5)
686	686	—	Other revenues from managed and franchised properties (a)	2,057	2,052	0.2
1,434	1,493	(4.0)		4,330	4,490	(3.6)
			Costs and Expenses
241	308	21.8	Owned, leased and consolidated joint venture hotels	768	923	16.8
127	121	(5.0)	Vacation ownership and residential	390	374	(4.3)
102	96	(6.3)	Selling, general, administrative and other	292	293	0.3
9	—	n/m	Restructuring and other special charges (credits), net	63	(3)	n/m
62	65	4.6	Depreciation	189	188	(0.5)
7	7	—	Amortization	22	22	—
686	686	—	Other expenses from managed and franchised properties (a)	2,057	2,052	(0.2)
1,234	1,283	3.8		3,781	3,849	1.8
200	210	(4.8)	Operating income	549	641	(14.4)
5	3	66.7	Equity earnings and gains from unconsolidated ventures, net	31	21	47.6
(29)	(27)	(7.4)	Interest expense, net of interest income of $1, $0, $3 and $2	(87)	(73)	(19.2)
—	(1)	100.0	Loss on early extinguishment of debt, net	—	(1)	100.0
(46)	(22)	n/m	Loss on asset dispositions and impairments, net	(32)	(55)	41.8
130	163	(20.2)	Income from continuing operations before taxes and noncontrolling interests	461	533	(13.5)
(42)	(54)	22.2	Income tax expense	(138)	(135)	(2.2)
88	109	(19.3)	Income from continuing operations	323	398	(18.8)
			Discontinued Operations:
—	—	—	Gain on dispositions, net of tax	—	1	(100.0)
$88	$109	(19.3)	Net income attributable to Starwood	$323	$399	(19.0)
			Earnings Per Share – Basic
$0.53	$0.60	(11.7)	Continuing operations	$1.91	$2.12	(9.9)
—	—	—	Discontinued operations	—	0.01	(100.0)
$0.53	$0.60	(11.7)	Net income	$1.91	$2.13	(10.3)
			Earnings Per Share – Diluted
$0.53	$0.59	(10.2)	Continuing operations	$1.90	$2.10	(9.5)
—	—	—	Discontinued operations	—	0.01	(100.0)
$0.53	$0.59	(10.2)	Net income	$1.90	$2.11	(10.0)
168	185		Weighted average number of shares	169	188
169	186		Weighted average number of shares assuming dilution	170	190

(a)

The Company includes in revenues the reimbursement of costs incurred on behalf of managed hotel property owners and franchisees with no added margin and includes in costs and expenses these reimbursed costs.  These costs relate primarily to payroll costs at managed properties where the Company is the employer.

n/m = not meaningful

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Consolidated Balance Sheets

(In millions, except share data)

	September 30,	December 31,
	2015	2014
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,066	$935
Restricted cash	27	84
Accounts receivable, net of allowance for doubtful accounts of $85 and $63	660	661
Inventories	256	236
Securitized vacation ownership notes receivable, net of allowance for doubtful accounts of $3 and $4	33	47
Deferred income taxes	178	199
Prepaid expenses and other	148	159
Total current assets	2,368	2,321
Investments	187	214
Plant, property and equipment, net	2,185	2,634
Goodwill and intangible assets, net	1,894	1,956
Deferred income taxes	592	596
Other assets (a)	805	711
Securitized vacation ownership notes receivable, net	154	227
Total assets	$8,185	$8,659
Liabilities and Stockholders’ Equity
Current liabilities:
Short-term borrowings and current maturities of long-term debt (b)	$299	$297
Accounts payable	102	101
Current maturities of long-term securitized vacation ownership debt	51	73
Accrued expenses	1,331	1,307
Accrued salaries, wages and benefits	397	416
Accrued taxes and other	299	256
Total current liabilities	2,479	2,450
Long-term debt (b)	1,874	2,398
Long-term securitized vacation ownership debt	137	176
Deferred income taxes	41	38
Other liabilities	2,400	2,069
Total liabilities	6,931	7,131
Commitments and contingencies
Stockholders’ equity:
Common stock; $0.01 par value; authorized 1,000,000,000 shares; 169,307,152 and 172,694,299 shares outstanding at September 30, 2015 and December 31, 2014, respectively	2	2
Additional paid-in capital	98	47
Accumulated other comprehensive loss	(636)	(508)
Retained earnings	1,787	1,984
Total Starwood stockholders’ equity	1,251	1,525
Noncontrolling interests	3	3
Total equity	1,254	1,528
Total liabilities and equity	$8,185	$8,659
(a)	Includes restricted cash of $3 million and $3 million at September 30, 2015 and December 31, 2014, respectively.
(b)	Excludes Starwood’s share of unconsolidated joint venture debt aggregating approximately $197 million and $200 million at September 30, 2015 and December 31, 2014, respectively.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Non-GAAP to GAAP Reconciliations – Historical Data

(In millions)

Three Months Ended				Nine Months Ended
September 30,				September 30,
2015	2014	% Variance		2015	2014	% Variance
			Reconciliation of Net Income to EBITDA and Adjusted EBITDA
$88	$109	(19.3)	Net income	$323	$399	(19.0)
34	32	6.3	Interest expense (a)	101	86	17.4
—	1	(100.0)	Loss on early extinguishment of debt, net	—	1	(100.0)
42	54	(22.2)	Income tax (benefit) expense (b)	138	134	3.0
67	72	(6.9)	Depreciation (c)	203	207	(1.9)
8	8	—	Amortization (d)	23	24	(4.2)
239	276	(13.4)	EBITDA	788	851	(7.4)
46	22	(109.1)	Loss on asset dispositions and impairments, net	32	55	41.8
9	—	n/m	Restructuring and other special charges (credits), net	63	(3)	n/m
—	—	n/m	Gain on sale of a unconsolidated joint venture hotel (e)	(4)	—	n/m
$294	$298	(1.3)	Adjusted EBITDA	$879	$903	(2.7)

(a)

Includes $4 million and $5 million of Starwood’s share of interest expense from unconsolidated joint ventures for the three months ended September 30, 2015 and 2014, respectively, and $11 million for the nine months ended September 30, 2015 and 2014.

(b)

Includes $0 million of tax expense (benefit) recorded in discontinued operations for the three months ended September 30, 2015 and 2014, and $0 million and $(1) million for the nine months ended September 30, 2015 and 2014, respectively.

(c)

Includes $5 million and $7 million of Starwood’s share of depreciation expense from unconsolidated joint ventures for the three months ended September 30, 2015 and 2014, respectively, and $14 million and $19 million for the nine months ended September 30, 2015 and 2014, respectively.

(d)

Includes $1 million of Starwood’s share of amortization expense from unconsolidated joint ventures for the three months ended September 30, 2015 and 2014, and $1 million and $2 million for the nine months ended September 30, 2015 and 2014, respectively.

(e)	The gain on sale is included in the equity earnings and gains from unconsolidated ventures, net line item in the statement of income.

n/m = not meaningful

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Non-GAAP to GAAP Reconciliations – Same-Store Owned Hotels Worldwide

(In millions)

	Three Months Ended
	September 30, 2015
	$ Change	% Variance
Revenue
Revenue increase/(decrease) (GAAP)	$(8)	(2.8)
Impact of changes in foreign exchange rates	23	8.0
Revenue increase/(decrease) in constant dollars	$15	5.2
Expense
Expense increase/(decrease) (GAAP)	$(6)	(3.1)
Impact of changes in foreign exchange rates	16	7.3
Expense increase/(decrease) in constant dollars	$10	4.2

Non-GAAP to GAAP Reconciliations – Same-Store Owned Hotels North America

(In millions)

	Three Months Ended
	September 30, 2015
	$ Change	% Variance
Revenue
Revenue increase/(decrease) (GAAP)	$4	2.9
Impact of changes in foreign exchange rates	4	2.7
Revenue increase/(decrease) in constant dollars	$8	5.6
Expense
Expense increase/(decrease) (GAAP)	$2	1.4
Impact of changes in foreign exchange rates	3	2.4
Expense increase/(decrease) in constant dollars	$5	3.8

Non-GAAP to GAAP Reconciliations – Same-Store Owned Hotels International

(In millions)

	Three Months Ended
	September 30, 2015
	$ Change	% Variance
Revenue
Revenue increase/(decrease) (GAAP)	$(12)	(8.3)
Impact of changes in foreign exchange rates	19	13.1
Revenue increase/(decrease) in constant dollars	$7	4.8
Expense
Expense increase/(decrease) (GAAP)	$(8)	(8.0)
Impact of changes in foreign exchange rates	13	12.6
Expense increase/(decrease) in constant dollars	$5	4.6

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Non-GAAP to GAAP Reconciliations – Future Performance

(In millions, except per share data)

	Low Case
Three Months Ended		Year Ended
December 31, 2015		December 31, 2015
$128	Net income	$448
34	Interest expense	135
60	Income tax expense	201
78	Depreciation and amortization	305
300	EBITDA	1,089
—	Loss on asset dispositions and impairments, net	32
—	Gain on sale of a unconsolidated joint venture hotel	(4)
—	Restructuring and other special charges, net	63
$300	Adjusted EBITDA	$1,180

Three Months Ended		Year Ended
December 31, 2015		December 31, 2015
$128	Income from continuing operations before special items	$503
$0.76	EPS before special items	$2.96
	Special Items
—	Restructuring and other special charges, net	(63)
—	Loss on asset dispositions and impairments, net	(32)
—	Gain on sale of a unconsolidated joint venture hotel	4
—	Total special items – pre-tax	(91)
—	Income tax benefit on special items	28
—	Income tax benefit – other non-recurring items	8
—	Total special items – after-tax	(55)
$128	Income from continuing operations	$448
$0.76	EPS including special items	$2.64

	High Case
Three Months Ended		Year Ended
December 31, 2015		December 31, 2015
$138	Net income	$458
34	Interest expense	135
65	Income tax expense	206
78	Depreciation and amortization	305
315	EBITDA	1,104
—	Loss on asset dispositions and impairments, net	32
—	Gain on sale of a unconsolidated joint venture hotel	(4)
—	Restructuring and other special charges, net	63
$315	Adjusted EBITDA	$1,195

Three Months Ended		Year Ended
December 31, 2015		December 31, 2015
$138	Income from continuing operations before special items	$513
$0.82	EPS before special items	$3.02
	Special Items
—	Restructuring and other special charges, net	(63)
—	Loss on asset dispositions and impairments, net	(32)
—	Gain on sale of a unconsolidated joint venture hotel	4
—	Total special items – pre-tax	(91)
—	Income tax benefit on special items	28
—	Income tax benefit – other non-recurring items	8
—	Total special items – after-tax	(55)
$138	Income from continuing operations	$458
$0.82	EPS including special items	$2.70

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Non-GAAP to GAAP Reconciliations – Same Store Owned Hotel Revenue and Expenses

(In millions)

Three Months Ended				Nine Months Ended
September 30,				September 30,
2015	2014	% Variance	Same-Store Owned Hotels Worldwide	2015	2014	% Variance
			Revenue
$268	$276	(2.8)	Same-Store Owned Hotels (a)	$745	$743	0.4
8	72	(88.9)	Hotels Sold or Closed in 2015 and 2014	108	274	(60.6)
31	39	(20.5)	Hotels Without Comparable Results	117	135	(13.3)
5	6	(16.7)	Other ancillary hotel operations	14	19	(26.3)
$312	$393	(20.6)	Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$984	$1,171	(16.0)
			Costs and Expenses
$209	$215	3.1	Same-Store Owned Hotels (a)	$603	$608	0.8
6	57	89.5	Hotels Sold or Closed in 2015 and 2014	70	197	64.5
22	30	26.7	Hotels Without Comparable Results	83	99	16.2
4	6	33.3	Other ancillary hotel operations	12	19	36.8
$241	$308	21.8	Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$768	$923	16.8

Three Months Ended				Nine Months Ended
September 30,				September 30,
2015	2014	% Variance	Same-Store Owned Hotels North America	2015	2014	% Variance
			Revenue
$139	$135	2.9	Same-Store Owned Hotels (a)	$411	$389	5.8
—	21	(100.0)	Hotels Sold or Closed in 2015 and 2014	75	112	(33.0)
19	27	(29.6)	Hotels Without Comparable Results	65	77	(15.6)
—	—	—	Other ancillary hotel operations	—	—	—
$158	$183	(13.7)	Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$551	$578	(4.7)
			Costs and Expenses
$115	$113	(1.4)	Same-Store Owned Hotels (a)	$342	$331	(3.4)
—	22	100.0	Hotels Sold or Closed in 2015 and 2014	45	84	46.4
16	20	20.0	Hotels Without Comparable Results	52	58	10.3
—	—	—	Other ancillary hotel operations	—	—	—
$131	$155	15.5	Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$439	$473	7.2

Three Months Ended				Nine Months Ended
September 30,				September 30,
2015	2014	% Variance	Same-Store Owned Hotels International	2015	2014	% Variance
			Revenue
$129	$141	(8.3)	Same-Store Owned Hotels (a)	$334	$354	(5.6)
8	51	(84.3)	Hotels Sold or Closed in 2015 and 2014	33	162	(79.6)
12	12	—	Hotels Without Comparable Results	52	58	(10.3)
5	6	(16.7)	Other ancillary hotel operations	14	19	(26.3)
$154	$210	(26.7)	Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$433	$593	(27.0)
			Costs and Expenses
$94	$102	8.0	Same-Store Owned Hotels (a)	$261	$277	5.7
6	35	82.9	Hotels Sold or Closed in 2015 and 2014	25	113	77.9
6	10	40.0	Hotels Without Comparable Results	31	41	24.4
4	6	33.3	Other ancillary hotel operations	12	19	36.8
$110	$153	28.1	Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$329	$450	26.9

(a)

Same-Store Owned Hotel results exclude 12 hotels sold or closed, two leased hotels converted to managed or franchised hotels and three hotels without comparable results for the three months ended September 30, 2015 and 13 hotels sold or closed, two leased hotels converted to managed or franchised hotels and four hotels without comparable results for the nine months ended September 30, 2015.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Systemwide(1) Statistics - Same Store

For the Three Months Ended September 30,

UNAUDITED

	Systemwide - Worldwide			Systemwide - North America			Systemwide - International
	2015	2014	Var. USD	2015	2014	Var. USD	2015	2014	Var. USD
TOTAL HOTELS
REVPAR ($)	126.32	126.71	-0.3%	139.58	134.79	3.6%	112.52	118.31	-4.9%
ADR ($)	171.56	176.86	-3.0%	176.59	173.33	1.9%	165.46	181.22	-8.7%
Occupancy (%)	73.6%	71.6%	2.0	79.0%	77.8%	1.2	68.0%	65.3%	2.7

SHERATON
REVPAR ($)	104.44	105.65	-1.1%	118.37	113.86	4.0%	90.97	97.71	-6.9%
ADR ($)	144.89	150.50	-3.7%	153.97	150.62	2.2%	134.88	150.36	-10.3%
Occupancy (%)	72.1%	70.2%	1.9	76.9%	75.6%	1.3	67.4%	65.0%	2.4

WESTIN
REVPAR ($)	142.06	140.51	1.1%	148.36	143.05	3.7%	129.83	135.58	-4.2%
ADR ($)	182.78	184.60	-1.0%	184.87	181.08	2.1%	178.31	192.25	-7.3%
Occupancy (%)	77.7%	76.1%	1.6	80.3%	79.0%	1.3	72.8%	70.5%	2.3

ST. REGIS/LUXURY COLLECTION
REVPAR ($)	229.79	232.68	-1.2%	287.47	282.77	1.7%	208.23	213.95	-2.7%
ADR ($)	333.27	348.14	-4.3%	374.23	364.37	2.7%	315.45	340.63	-7.4%
Occupancy (%)	69.0%	66.8%	2.2	76.8%	77.6%	-0.8	66.0%	62.8%	3.2

LE MERIDIEN
REVPAR ($)	129.43	132.98	-2.7%	220.08	212.30	3.7%	113.30	118.88	-4.7%
ADR ($)	183.37	193.67	-5.3%	259.07	255.27	1.5%	166.54	179.90	-7.4%
Occupancy (%)	70.6%	68.7%	1.9	85.0%	83.2%	1.8	68.0%	66.1%	1.9

W
REVPAR ($)	234.53	236.94	-1.0%	238.29	231.78	2.8%	227.44	246.63	-7.8%
ADR ($)	290.27	295.56	-1.8%	281.64	277.97	1.3%	308.98	332.75	-7.1%
Occupancy (%)	80.8%	80.2%	0.6	84.6%	83.4%	1.2	73.6%	74.1%	-0.5

FOUR POINTS
REVPAR ($)	78.73	78.95	-0.3%	94.43	93.51	1.0%	60.45	62.30	-3.0%
ADR ($)	108.94	112.79	-3.4%	119.18	119.93	-0.6%	94.23	102.33	-7.9%
Occupancy (%)	72.3%	70.0%	2.3	79.2%	78.0%	1.2	64.1%	60.9%	3.2

ALOFT
REVPAR ($)	86.07	79.76	7.9%	108.38	100.72	7.6%	48.73	44.22	10.2%
ADR ($)	115.41	115.25	0.1%	134.78	129.03	4.5%	75.19	81.60	-7.9%
Occupancy (%)	74.6%	69.2%	5.4	80.4%	78.1%	2.3	64.8%	54.2%	10.6

(1)	Includes same-store Owned, managed and franchised hotels

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Worldwide Hotel Results - Same Store

For the Three Months Ended September 30,

UNAUDITED

	Systemwide (1)			Company Operated (2)
	2015	2014	Var. USD	2015	2014	Var. USD
TOTAL WORLDWIDE
REVPAR ($)	126.32	126.71	-0.3%	139.50	141.57	-1.5%
ADR ($)	171.56	176.86	-3.0%	192.26	200.48	-4.1%
Occupancy (%)	73.6%	71.6%	2.0	72.6%	70.6%	2.0

AMERICAS
REVPAR ($)	133.75	129.84	3.0%	170.37	166.36	2.4%
ADR ($)	173.65	171.80	1.1%	219.65	216.20	1.6%
Occupancy (%)	77.0%	75.6%	1.4	77.6%	76.9%	0.7

North America
REVPAR ($)	139.58	134.79	3.6%	180.59	175.45	2.9%
ADR ($)	176.59	173.33	1.9%	225.38	220.16	2.4%
Occupancy (%)	79.0%	77.8%	1.2	80.1%	79.7%	0.4

Latin America
REVPAR ($)	77.28	81.85	-5.6%	89.74	94.76	-5.3%
ADR ($)	134.47	150.57	-10.7%	156.40	171.24	-8.7%
Occupancy (%)	57.5%	54.4%	3.1	57.4%	55.3%	2.1

ASIA PACIFIC
REVPAR ($)	95.64	99.19	-3.6%	97.47	100.56	-3.1%
ADR ($)	139.87	150.56	-7.1%	141.08	151.61	-6.9%
Occupancy (%)	68.4%	65.9%	2.5	69.1%	66.3%	2.8

Greater China
REVPAR ($)	87.70	91.32	-4.0%	87.61	90.88	-3.6%
ADR ($)	132.75	141.93	-6.5%	131.65	140.59	-6.4%
Occupancy (%)	66.1%	64.3%	1.8	66.5%	64.6%	1.9

Rest of Asia Pacific
REVPAR ($)	107.77	111.12	-3.0%	120.45	123.14	-2.2%
ADR ($)	149.85	162.92	-8.0%	160.58	175.26	-8.4%
Occupancy (%)	71.9%	68.2%	3.7	75.0%	70.3%	4.7

EAME
REVPAR ($)	147.55	157.02	-6.0%	153.06	163.20	-6.2%
ADR ($)	209.05	232.14	-9.9%	219.19	243.49	-10.0%
Occupancy (%)	70.6%	67.6%	3.0	69.8%	67.0%	2.8

Europe
REVPAR ($)	177.03	192.45	-8.0%	196.69	215.33	-8.7%
ADR ($)	228.13	257.61	-11.4%	249.38	282.60	-11.8%
Occupancy (%)	77.6%	74.7%	2.9	78.9%	76.2%	2.7

Africa & Middle East
REVPAR ($)	94.47	93.39	1.2%	94.48	93.38	1.2%
ADR ($)	163.05	169.94	-4.1%	163.79	170.59	-4.0%
Occupancy (%)	57.9%	55.0%	2.9	57.7%	54.7%	3.0

(1)	Includes same-store Owned, managed, and franchised hotels
(2)	Includes same-store Owned and managed hotels

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Owned Hotel Results - Same Store

For the Three Months Ended September 30,

UNAUDITED

	Worldwide				North America			International
	2015		2014	Var. USD	2015	2014	Var. USD	2015	2014	Var. USD
TOTAL HOTELS	29 Hotels				10 Hotels			19 Hotels
REVPAR ($)	198.16		203.53	-2.6%	210.05	206.27	1.8%	186.46	200.83	-7.2%
ADR ($)	252.42		262.79	-3.9%	253.86	253.07	0.3%	250.85	273.40	-8.2%
Occupancy (%)	78.5%		77.5%	1.0	82.7%	81.5%	1.2	74.3%	73.5%	0.8

Total Revenue*	267,781	0	275,584	-2.8%	138,777	134,871	2.9%	129,005	140,712	-8.3%
Total Expenses*	208,844		215,476	3.1%	114,856	113,276	-1.4%	93,988	102,200	8.0%

*Revenues and Expenses above are represented in '000s

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Management Fees, Franchise Fees and Other Income

For the Three Months Ended September 30,

UNAUDITED ($ millions)

	Worldwide
	2015	2014	Variance	% Variance
Management Fees
Base Fees	95	97	(2)	(2.1)%
Incentive Fees	47	46	1	2.2%
Total Management Fees	142	143	(1)	(0.7)%

Franchise Fees	68	63	5	7.9%

Total Management and Franchise Fees (Core Fees)	210	206	4	1.9%

Other Management and Franchise Revenues (1)	50	42	8	19.0%

Total Management and Franchise Revenues	260	248	12	4.8%

Other	3	7	(4)	(57.1)%

Management Fees, Franchise Fees and Other Income	263	255	8	3.1%

(1)

Other Management and Franchise Revenues includes the amortization of the deferred gains of approximately $23 million in 2015 and $22 million in 2014 resulting from the sales of hotels subject to long-term management contracts and termination fees.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Vacation Ownership and Residential Revenues and Expenses

For the Three Months Ended September 30,

UNAUDITED ($ millions)

	2015	2014	$ Variance	% Variance
Originated Sales Revenues (1) — Vacation Ownership Sales	88	80	8	10.0%
Other Sales and Services Revenues (2)	89	81	8	9.9%
Deferred Revenues — Percentage of Completion	(2)	3	(5)	n/m
Deferred Revenues — Other (3)	(6)	(7)	1	14.3%
Vacation Ownership Sales and Services Revenues	169	157	12	7.6%
Residential Sales and Services Revenues	4	2	2	100.0%
Total Vacation Ownership and Residential Sales and Services Revenues	173	159	14	8.8%

Originated Sales Expenses (4) — Vacation Ownership Sales	60	52	(8)	(15.4)%
Other Expenses (5)	66	63	(3)	(4.8)%
Deferred Expenses — Percentage of Completion	—	3	3	100.0%
Deferred Expenses — Other	1	2	1	50.0%
Vacation Ownership Expenses	127	120	(7)	(5.8)%
Residential Expenses	—	1	1	100.0%
Total Vacation Ownership and Residential Expenses	127	121	(6)	(5.0)%

(1)	Timeshare sales revenue originated at each sales location before deferrals of revenue for U.S. GAAP reporting purposes
(2)	Includes resort income, interest income, and miscellaneous other revenues
(3)	Includes deferral of revenue for contracts still in rescission period, contracts that do not yet meet the requirements of ASC 978-605-25 and provision for loan loss
(4)	Timeshare cost of sales and sales and marketing expenses before deferrals of sales expenses for U.S. GAAP reporting purposes
(5)	Includes resort, general and administrative, and other miscellaneous expenses

Note: Deferred revenue is calculated based on the Percentage of Completion ("POC") of the project.  Deferred expenses, also based on POC, include product costs and direct sales and marketing costs only.  Indirect sales and marketing costs are not deferred per ASC 978-720-25 and ASC 978-340-25.

n/m = not meaningful

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Systemwide(1) Statistics - Same Store

For the Nine Months Ended September 30,

UNAUDITED

	Systemwide - Worldwide			Systemwide - North America			Systemwide - International
	2015	2014	Var. USD	2015	2014	Var. USD	2015	2014	Var. USD
TOTAL HOTELS
REVPAR ($)	122.45	122.41	0.0%	135.34	129.56	4.5%	109.21	115.06	-5.1%
ADR ($)	172.39	176.67	-2.4%	177.35	172.76	2.7%	166.45	181.41	-8.2%
Occupancy (%)	71.0%	69.3%	1.7	76.3%	75.0%	1.3	65.6%	63.4%	2.2

SHERATON
REVPAR ($)	101.54	102.76	-1.2%	114.44	109.65	4.4%	89.22	96.17	-7.2%
ADR ($)	146.88	151.60	-3.1%	154.09	149.98	2.7%	138.93	153.41	-9.4%
Occupancy (%)	69.1%	67.8%	1.3	74.3%	73.1%	1.2	64.2%	62.7%	1.5

WESTIN
REVPAR ($)	139.66	136.85	2.1%	145.19	138.70	4.7%	129.05	133.31	-3.2%
ADR ($)	184.89	185.49	-0.3%	186.77	181.73	2.8%	180.97	193.46	-6.5%
Occupancy (%)	75.5%	73.8%	1.7	77.7%	76.3%	1.4	71.3%	68.9%	2.4

ST. REGIS/LUXURY COLLECTION
REVPAR ($)	214.37	216.80	-1.1%	294.50	283.39	3.9%	185.65	192.87	-3.7%
ADR ($)	319.76	333.27	-4.1%	395.42	380.54	3.9%	288.38	312.76	-7.8%
Occupancy (%)	67.0%	65.1%	1.9	74.5%	74.5%	0.0	64.4%	61.7%	2.7

LE MERIDIEN
REVPAR ($)	126.00	131.65	-4.3%	205.71	199.37	3.2%	112.79	120.44	-6.4%
ADR ($)	184.63	196.81	-6.2%	250.86	246.24	1.9%	170.99	186.55	-8.3%
Occupancy (%)	68.2%	66.9%	1.3	82.0%	81.0%	1.0	66.0%	64.6%	1.4

W
REVPAR ($)	237.26	235.28	0.8%	242.66	232.80	4.2%	228.28	239.40	-4.6%
ADR ($)	298.42	301.98	-1.2%	292.89	285.82	2.5%	308.70	332.35	-7.1%
Occupancy (%)	79.5%	77.9%	1.6	82.9%	81.4%	1.5	73.9%	72.0%	1.9

FOUR POINTS
REVPAR ($)	76.31	75.95	0.5%	87.94	86.03	2.2%	62.66	64.25	-2.5%
ADR ($)	110.77	114.02	-2.9%	117.24	117.13	0.1%	101.55	109.50	-7.3%
Occupancy (%)	68.9%	66.6%	2.3	75.0%	73.4%	1.6	61.7%	58.7%	3.0

ALOFT
REVPAR ($)	84.11	76.77	9.6%	105.23	96.20	9.4%	49.24	44.54	10.6%
ADR ($)	116.18	113.36	2.5%	134.62	126.43	6.5%	78.32	82.73	-5.3%
Occupancy (%)	72.4%	67.7%	4.7	78.2%	76.1%	2.1	62.9%	53.8%	9.1

(1)	Includes same-store Owned, managed and franchised hotels

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Worldwide Hotel Results - Same Store

For the Nine Months Ended September 30,

UNAUDITED

	Systemwide (1)			Company Operated (2)
	2015	2014	Var. USD	2015	2014	Var. USD
TOTAL WORLDWIDE
REVPAR ($)	122.45	122.41	0.0%	136.41	137.77	-1.0%
ADR ($)	172.39	176.67	-2.4%	194.11	201.22	-3.5%
Occupancy (%)	71.0%	69.3%	1.7	70.3%	68.5%	1.8

AMERICAS
REVPAR ($)	131.34	126.20	4.1%	169.01	162.86	3.8%
ADR ($)	175.60	172.11	2.0%	222.14	217.54	2.1%
Occupancy (%)	74.8%	73.3%	1.5	76.1%	74.9%	1.2

North America
REVPAR ($)	135.34	129.56	4.5%	176.55	169.67	4.1%
ADR ($)	177.35	172.76	2.7%	226.36	220.69	2.6%
Occupancy (%)	76.3%	75.0%	1.3	78.0%	76.9%	1.1

Latin America
REVPAR ($)	93.52	94.37	-0.9%	109.83	109.44	0.4%
ADR ($)	154.72	164.03	-5.7%	179.85	185.38	-3.0%
Occupancy (%)	60.4%	57.5%	2.9	61.1%	59.0%	2.1

ASIA PACIFIC
REVPAR ($)	95.41	97.42	-2.1%	97.32	98.76	-1.5%
ADR ($)	146.08	154.90	-5.7%	148.49	157.04	-5.4%
Occupancy (%)	65.3%	62.9%	2.4	65.5%	62.9%	2.6

Greater China
REVPAR ($)	87.06	89.16	-2.4%	86.56	88.42	-2.1%
ADR ($)	140.27	148.51	-5.5%	138.93	147.01	-5.5%
Occupancy (%)	62.1%	60.0%	2.1	62.3%	60.1%	2.2

Rest of Asia Pacific
REVPAR ($)	108.14	109.99	-1.7%	123.03	123.48	-0.4%
ADR ($)	153.90	163.59	-5.9%	167.89	177.83	-5.6%
Occupancy (%)	70.3%	67.2%	3.1	73.3%	69.4%	3.9

EAME
REVPAR ($)	134.74	147.97	-8.9%	142.74	156.28	-8.7%
ADR ($)	199.22	224.09	-11.1%	209.89	234.89	-10.6%
Occupancy (%)	67.6%	66.0%	1.6	68.0%	66.5%	1.5

Europe
REVPAR ($)	143.34	161.19	-11.1%	159.39	179.20	-11.1%
ADR ($)	202.50	235.84	-14.1%	219.47	255.81	-14.2%
Occupancy (%)	70.8%	68.3%	2.5	72.6%	70.1%	2.5

Africa & Middle East
REVPAR ($)	118.06	122.42	-3.6%	118.70	123.30	-3.7%
ADR ($)	191.90	198.87	-3.5%	193.50	200.59	-3.5%
Occupancy (%)	61.5%	61.6%	-0.1	61.3%	61.5%	-0.2

(1)	Includes same-store Owned, managed, and franchised hotels
(2)	Includes same-store Owned and managed hotels

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Owned Hotel Results - Same Store

For the Nine Months Ended September 30,

UNAUDITED

	Worldwide				North America			International
	2015		2014	Var. USD	2015	2014	Var. USD	2015	2014	Var. USD
TOTAL HOTELS	28 Hotels				10 Hotels			18 Hotels
REVPAR ($)	183.87		183.32	0.3%	203.87	193.39	5.4%	163.72	173.17	-5.5%
ADR ($)	241.88		251.40	-3.8%	255.05	253.17	0.7%	227.16	249.43	-8.9%
Occupancy (%)	76.0%		72.9%	3.1	79.9%	76.4%	3.5	72.1%	69.4%	2.7

Total Revenue*	745,236	0	742,570	0.4%	411,227	388,846	5.8%	334,009	353,724	-5.6%
Total Expenses*	603,385		607,955	0.8%	342,096	330,791	-3.4%	261,289	277,163	5.7%

*Revenues and Expenses above are represented in '000s

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Management Fees, Franchise Fees and Other Income

For the Nine Months Ended September 30,

UNAUDITED ($ millions)

	Worldwide
	2015	2014	Variance	% Variance
Management Fees
Base Fees	273	281	(8)	(2.8)%
Incentive Fees	141	143	(2)	(1.4)%
Total Management Fees	414	424	(10)	(2.4)%

Franchise Fees	193	178	15	8.4%

Total Management and Franchise Fees (Core Fees)	607	602	5	0.8%

Other Management and Franchise Revenues (1)	141	143	(2)	(1.4)%

Total Management and Franchise Revenues	748	745	3	0.4%

Other	11	18	(7)	(38.9)%

Management Fees, Franchise Fees and Other Income	759	763	(4)	(0.5)%

(1)

Other Management and Franchise Revenues includes the amortization of the deferred gains of approximately $67 million in 2015 and $65 million in 2014 resulting from the sales of hotels subject to long-term management contracts and termination fees.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Vacation Ownership and Residential Revenues and Expenses

For the Nine Months Ended September 30,

UNAUDITED ($ millions)

	2015	2014	$ Variance	% Variance
Originated Sales Revenues (1) – Vacation Ownership Sales	250	243	7	2.9%
Other Sales and Services Revenues (2)	280	253	27	10.7%
Deferred Revenues – Percentage of Completion	2	(13)	15	n/m
Deferred Revenues – Other (3)	(8)	(7)	(1)	(14.3)%
Vacation Ownership Sales and Services Revenues	524	476	48	10.1%
Residential Sales and Services Revenues (4)	6	28	(22)	(78.6)%
Total Vacation Ownership and Residential Sales and Services Revenues	530	504	26	5.2%

Originated Sales Expenses (5) – Vacation Ownership Sales	181	173	(8)	(4.6)%
Other Expenses (6)	201	191	(10)	(5.2)%
Deferred Expenses – Percentage of Completion	2	(7)	(9)	n/m
Deferred Expenses – Other	6	7	1	14.3%
Vacation Ownership Expenses	390	364	(26)	(7.1)%
Residential Expenses (4)	—	10	10	100.0%
Total Vacation Ownership and Residential Expenses	390	374	(16)	(4.3)%

(1)	Timeshare sales revenue originated at each sales location before deferrals of revenue for U.S. GAAP reporting purposes
(2)	Includes resort income, interest income, and miscellaneous other revenues
(3)	Includes deferral of revenue for contracts still in rescission period, contracts that do not yet meet the requirements of ASC 978-605-25 and provision for loan loss
(4)	For 2015 and 2014, includes $0 and $20 million of revenues and $0 and $9 million expenses associated with the St. Regis Bal Harbour residential project, respectively.
(5)	Timeshare cost of sales and sales and marketing expenses before deferrals of sales expenses for U.S. GAAP reporting purposes
(6)	Includes resort, general and administrative, and other miscellaneous expenses

Note: Deferred revenue is calculated based on the Percentage of Completion ("POC") of the project.  Deferred expenses, also based on POC, include product costs and direct sales and marketing costs only.  Indirect sales and marketing costs are not deferred per ASC 978-720-25 and ASC 978-340-25.

n/m = not meaningful

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Owned Hotels without Comparable Results and Other Selected Items

As of September 30, 2015

UNAUDITED ($ millions)

Owned Hotels without comparable results in 2015 and 2014:

Hotel	Location
Sheraton Centre Toronto Hotel	Toronto, Canada
Sheraton Maria Isabel Hotel & Towers	Mexico City, Mexico
The Westin Excelsior, Florence	Florence, Italy
The Westin Resort & Spa, Los Cabos	Los Cabos, Mexico

Owned Hotels sold or closed in 2015 and 2014:

Hotel	Location
Aloft Philadelphia Airport	Philadelphia, PA
Aloft Tucson University	Tucson, AZ
Element Denver Park Meadows	Denver, CO
Four Points by Sheraton Philadelphia Airport	Philadelphia, PA
Sheraton Ambassador Hotel	Monterrey, Mexico
Sheraton on the Park	Sydney, Australia
Sheraton Santa Maria de El Paular	Madrid, Spain
Sheraton Suites Philadelphia Airport	Philadelphia, PA
The Gritti Palace, a Luxury Collection Hotel, Venice	Venice, Italy
The Park Lane Hotel	London, England
The Phoenician, a Luxury Collection Resort, Scottsdale	Scottsdale, AZ
The St. Regis Bal Harbour Resort	Miami Beach, FL
The St. Regis Rome	Rome, Italy
The Westin Dublin Hotel	Dublin, Ireland
The Westin Excelsior Rome	Rome, Italy

Revenues and expenses associated with hotels sold or closed in 2015 and 2014: (1)

	Q1	Q2	Q3	Q4	Full Year
Hotels Sold in 2014:
2014
Revenues	$50	$44	$37	$20	$151
Expenses (excluding depreciation)	$38	$31	$27	$12	$108

Hotels Sold in 2015:
2015
Revenues	$55	$45	8	—	$108
Expenses (excluding depreciation)	$36	$28	6	—	$70

2014
Revenues	$54	$54	$35	$43	$186
Expenses (excluding depreciation)	$36	$35	$30	$32	$133

(1)

Results consist of nine hotels sold or closed in 2014, two leased hotels converted to managed or franchised hotels in 2014, and four hotels sold in 2015.  These amounts are included in the revenues and expenses from owned, leased, and consolidated joint venture hotels in the statements of income for 2015 and 2014.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Capital Expenditures

For the Three and Nine Months Ended September 30, 2015

UNAUDITED ($ millions)

	Q3	YTD
Maintenance Capital Expenditures: (1)
Owned, Leased and Consolidated Joint Venture Hotels	14	41
Corporate/IT	28	68
Subtotal	42	109

Net capital expenditures for Vacation Ownership inventory (2)	17	34

Development Capital	38	110

Total Capital Expenditures	97	253

(1)	Maintenance capital expenditures include improvements that extend the useful life of the asset.
(2)

Represents gross inventory capital expenditures of $31 million and $86 million in the three and nine months ended September 30, 2015, less cost of sales of $14 million and $52 million in the three and nine months ended September 30, 2015.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Divisional Hotel Inventory Summary by Ownership by Brand

As of September 30, 2015

	Americas		North America		Latin America		Asia Pacific		Greater China		Rest of Asia		Europe, Africa & Middle East		Europe		Africa & Middle East		TOTAL
	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms
Owned
Sheraton	9	5,792	5	3,328	4	2,464	1	297	—	—	1	297	2	358	2	358	—	—	12	6,447
Westin	5	2,734	2	1,832	3	902	1	246	—	—	1	246	1	171	1	171	—	—	7	3,151
Four Points	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
W	1	509	1	509	—	—	—	—	—	—	—	—	2	665	2	665	—	—	3	1,174
Luxury Collection	1	180	—	—	1	180	—	—	—	—	—	—	4	495	4	495	—	—	5	675
St. Regis	2	498	2	498	—	—	1	160	—	—	1	160	1	99	1	99	—	—	4	757
Le Meridien	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Aloft	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Element	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Tribute	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Other	1	135	1	135	—	—	—	—	—	—	—	—	—	—	—	—	—	—	1	135
Total Owned	19	9,848	11	6,302	8	3,546	3	703	—	—	3	703	10	1,788	10	1,788	—	—	32	12,339

Managed & UJV
Sheraton	46	26,645	28	22,716	18	3,929	97	36,634	66	28,175	31	8,459	72	20,880	41	11,671	31	9,209	215	84,159
Westin	51	26,284	48	25,398	3	886	37	12,450	20	7,047	17	5,403	15	5,106	10	3,767	5	1,339	103	43,840
Four Points	5	658	1	120	4	538	34	9,478	22	6,625	12	2,853	13	2,568	5	673	8	1,895	52	12,704
W	28	8,310	24	7,553	4	757	10	2,740	4	1,464	6	1,276	5	941	4	499	1	442	43	11,991
Luxury Collection	12	2,584	5	2,294	7	290	13	2,636	7	1,464	6	1,172	27	5,038	21	3,403	6	1,635	52	10,258
St. Regis	12	2,329	9	1,881	3	448	10	2,644	6	1,659	4	985	9	1,973	5	806	4	1,167	31	6,946
Le Meridien	5	879	4	719	1	160	32	8,272	9	3,130	23	5,142	40	11,976	13	4,476	27	7,500	77	21,127
Aloft	—	—	—	—	—	—	12	3,071	9	2,101	3	970	6	1,292	5	884	1	408	18	4,363
Element	—	—	—	—	—	—	1	188	1	188	—	—	—	—	—	—	—	—	1	188
Tribute	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Other	—	—	—	—	—	—	—	—	—	—	—	—	1	250	—	—	1	250	1	250
Total Managed & UJV	159	67,689	119	60,681	40	7,008	246	78,113	144	51,853	102	26,260	188	50,024	104	26,179	84	23,845	593	195,826

Franchised
Sheraton	177	51,611	162	47,924	15	3,687	12	5,841	3	1,836	9	4,005	25	6,187	22	5,609	3	578	214	63,639
Westin	79	25,633	72	23,348	7	2,285	8	2,531	1	288	7	2,243	7	1,987	7	1,987	—	—	94	30,151
Four Points	133	20,079	118	17,982	15	2,097	11	1,805	1	126	10	1,679	8	1,267	8	1,267	—	—	152	23,151
W	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Luxury Collection	15	2,754	11	2,268	4	486	12	3,212	—	—	12	3,212	16	2,408	16	2,408	—	—	43	8,374
St. Regis	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Le Meridien	17	3,864	16	3,753	1	111	5	1,209	1	160	4	1,049	3	575	3	575	—	—	25	5,648
Aloft	75	11,342	70	10,428	5	914	6	1,001	—	—	6	1,001	1	116	1	116	—	—	82	12,459
Element	17	2,593	17	2,593	—	—	—	—	—	—	—	—	1	133	1	133	—	—	18	2,726
Tribute	1	393	1	393	—	—	—	—	—	—	—	—	1	91	1	91	—	—	2	484
Other	1	120	1	120	—	—	—	—	—	—	—	—	—	—	—	—	—	—	1	120
Total Franchised	515	118,389	468	108,809	47	9,580	54	15,599	6	2,410	48	13,189	62	12,764	59	12,186	3	578	631	146,752

Systemwide
Sheraton	232	84,048	195	73,968	37	10,080	110	42,772	69	30,011	41	12,761	99	27,425	65	17,638	34	9,787	441	154,245
Westin	135	54,651	122	50,578	13	4,073	46	15,227	21	7,335	25	7,892	23	7,264	18	5,925	5	1,339	204	77,142
Four Points	138	20,737	119	18,102	19	2,635	45	11,283	23	6,751	22	4,532	21	3,835	13	1,940	8	1,895	204	35,855
W	29	8,819	25	8,062	4	757	10	2,740	4	1,464	6	1,276	7	1,606	6	1,164	1	442	46	13,165
Luxury Collection	28	5,518	16	4,562	12	956	25	5,848	7	1,464	18	4,384	47	7,941	41	6,306	6	1,635	100	19,307
St. Regis	14	2,827	11	2,379	3	448	11	2,804	6	1,659	5	1,145	10	2,072	6	905	4	1,167	35	7,703
Le Meridien	22	4,743	20	4,472	2	271	37	9,481	10	3,290	27	6,191	43	12,551	16	5,051	27	7,500	102	26,775
Aloft	75	11,342	70	10,428	5	914	18	4,072	9	2,101	9	1,971	7	1,408	6	1,000	1	408	100	16,822
Element	17	2,593	17	2,593	—	—	1	188	1	188	—	—	1	133	1	133	—	—	19	2,914
Tribute	1	393	1	393	—	—	—	—	—	—	—	—	1	91	1	91	—	—	2	484
Other	2	255	2	255	—	—	—	—	—	—	—	—	1	250	—	—	1	250	3	505
Vacation Ownership	15	7,706	14	7,126	1	580	—	—	—	—	—	—	—	—	—	—	—	—	15	7,706
Total Systemwide	708	203,632	612	182,918	96	20,714	303	94,415	150	54,263	153	40,152	260	64,576	173	40,153	87	24,423	1,271	362,623

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Vacation Ownership Inventory Pipeline

As of September 30, 2015

UNAUDITED

	# Resorts			# of Units (1)
Brand	Total (2)	In Operations	In Active Sales	Completed (3)	Pre-sales/ Development (4)	Future Capacity (5),(6)	Total at Buildout
Sheraton	7	7	6	3,079	—	712	3,791
Westin	10	9	10	1,698	412	21	2,131
St. Regis	2	2	—	56	—	—	56
The Luxury Collection	1	1	—	6	—	—	6
Unbranded	2	2	1	99	—	—	99
Total SVO, Inc.	22	21	17	4,938	412	733	6,083
Unconsolidated Joint Ventures (UJV's)	1	1	1	198	—	—	198
Total including UJV's	23	22	18	5,136	412	733	6,281
Total Intervals Including UJV's (7)				267,072	21,424	38,116	326,612

(1)	Lockoff units are considered as one unit for this analysis.
(2)	Includes resorts in operation, active sales or future development.
(3)	Completed units include those units that have a certificate of occupancy.
(4)	Units in Pre-sales/Development are in various stages of development (including the permitting stage), most of which are currently being offered for sale to customers.
(5)	Based on owned land and average density in existing marketplaces.
(6)

Future units indicated above include planned timeshare units on land owned by the Company or applicable UJV that have received all major governmental land use approvals for the development of timeshare.  There can be no assurance that such units will in fact be developed and, if developed, the time period of such development (which may be more than several years in the future).  Some of the projects may require additional third-party approvals or permits for development and build out and may also be subject to legal challenges as well as a commitment of capital by the Company.  The actual number of units to be constructed may be significantly lower than the number of future units indicated.

(7)	Assumes 52 intervals per unit.